Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

As previously reported, on March 31, 2015, Atlantic Power Transmission, Inc. (the “Seller”), a wholly-owned, direct subsidiary of Atlantic Power Corporation (“Atlantic Power” or the “Company”), entered into a definitive agreement with TerraForm AP Acquisition Holdings, LLC (the “Buyer”), an affiliate of SunEdison, Inc. (an affiliate of TerraForm Power, Inc.), to sell the Company’s wind generation projects (the “Sale”). On June 26, 2015, the Sale was completed. The Sale took the form of a sale by the Seller of 100% of its direct membership interests in TerraForm AP Holdings, LLC to the Buyer for aggregate cash proceeds of approximately $333 million after estimated transaction fees, transaction-related taxes and other working capital adjustments. The Buyer thereby acquired the Company’s indirect interests in its portfolio of wind generation projects consisting of five operating wind projects in Idaho and Oklahoma and representing 521 MW net ownership: Goshen North (12.5% economic interest), Idaho Wind (27.6% economic interest), Meadow Creek (100% economic interest), Rockland Wind Farm (“Rockland”) (50% economic interest, but consolidated on a 100% basis), and Canadian Hills (99% economic interest) (collectively, the “Wind Projects”).

The unaudited pro forma consolidated financial information has been developed by applying pro forma adjustments to Atlantic Power’s historical consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), that give effect to the Sale. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 assume that the Sale occurred on January 1, 2014. The unaudited pro forma consolidated balance sheet as of March 31, 2015 assumes that the Sale occurred on March 31, 2015.

The unaudited pro forma consolidated financial information is presented based on currently available information and is intended for informational purposes only. The unaudited pro forma consolidated financial information is not necessarily indicative of what Atlantic Power’s results of operations or financial condition would have been had the Sale been completed on the dates assumed. In addition, they are not necessarily indicative of Atlantic Power’s future results of operations or financial condition. Beginning in the first quarter of 2015, the historical financial results of the Wind Projects for periods prior to the Sale were reflected in Atlantic Power’s consolidated financial statements as discontinued operations.

The unaudited pro forma consolidated financial information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma consolidated financial information, (ii) the audited consolidated financial statements, and accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Atlantic Power’s Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015 and (iii) the unaudited consolidated financial statements, and accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Atlantic Power’s Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 7, 2015.

	Three Months Ended March 31, 2015
(in millions of U.S. dollars, except per share amounts)	As Reported	Adjustments	Pro Forma
Project Revenue:
Energy sales	$54.0	$—	$54.0
Energy capacity revenues	33.5	—	33.5
Other	23.8	—	23.8
	111.3	—	111.3

Project Expenses:
Fuel	46.2	—	46.2
Operations and maintenance	21.5	—	21.5
Development	1.1	—	1.1
Depreciation and amortization	28.0	—	28.0
	96.8	—	96.8

Project other income (expense):
Change in fair value of derivative instruments	(1.7)	—	(1.7)
Equity earnings, net	10.8	—	10.8
Interest expense, net	(2.1)	—	(2.1)
Impairment	—	—	—
	7.0	—	7.0

Project income	21.5	—	21.5

Administrative and other expenses (income):
Administration	9.4	—	9.4
Interest, net	25.7	—	25.7
Foreign exchange gain	(32.2)	—	(32.2)
Other income	(1.4)	—	(1.4)
	1.5	—	1.5

Income from continuing operations before income taxes	20.0	—	20.0
Income tax benefit	(4.6)	—	(4.6)
Income from continuing operations	$24.6	$—	$24.6
Basic and diluted net loss per share - continuing operations attributable to Atlantic Power Corporation	$0.17		$0.17

Weighted average common shares - Basic	121.5		121.5
Weighted average common shares - Diluted	122.4		122.4

See accompanying notes

	Year Ended December 31, 2014
(in millions of U.S. dollars, except per share amounts)	As Reported	Adjustments		Pro Forma
Project Revenue:
Energy sales	$315.9	$(79.0	)(b)	$236.9
Energy capacity revenues	161.3	—		161.3
Other	92.0	(0.3	)(b)	91.7
	569.2	(79.3)		489.9

Project Expenses:
Fuel	210.4	—		210.4
Operations and maintenance	130.2	(21.1	)(b)	109.1
Development	3.7	—		3.7
Depreciation and amortization	162.6	(40.3	)(b)	122.3
	506.9	(61.4)		445.5

Project other income (expense):
Change in fair value of derivative instruments	(8.7)	15.5	(b)	6.8
Equity earnings, net	34.4	(0.3	)(b)	34.1
Interest expense, net	(31.9)	14.2	(b)	(17.7)
Impairment	(106.6)	—		(106.6)
	(112.8)	29.4		(83.4)

Project loss	(50.5)	11.5		(39.0)

Administrative and other expenses (income):
Administration	37.9	—		37.9
Interest, net	146.7	—		146.7
Foreign exchange gain	(38.3)	—		(38.3)
Other income	(2.8)	—		(2.8)
	143.5	—		143.5

Loss from continuing operations before income taxes	(194.0)	11.5	(b)	(182.5)
Income tax benefit	(11.9)	(19.5	)(b)	(31.4)
Loss from continuing operations	$(182.1)	$31.0		$(151.1)
Basic and diluted net loss per share - continuing operations attributable to Atlantic Power Corporation	$(1.47)			$(1.35)

Weighted average common shares - Basic and diluted	120.7			120.7

See accompanying notes

	March 31, 2015
(in millions of U.S. dollars)	As Reported	Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$100.1	$332.7	(a)	$432.8
Restricted cash	14.1	—		14.1
Accounts receivable	40.2	—		40.2
Inventory	15.7	—		15.7
Prepayments and other current assets	13.1	—		13.1
Assets held for sale	780.8	(780.8	)(b)	—
Total current assets	964.0	(448.1)		515.9

Property, plant, and equipment, net	914.9	—		914.9
Equity investments in unconsolidated affiliates	310.1	—		310.1
Other intangible assets, net	356.0	—		356.0
Goodwill	197.2	—		197.2
Derivative instruments asset	0.3	—		0.3
Deferred financing costs	59.2	—		59.2
Other assets	10.4	—		10.4
Total assets	$2,812.1	$(448.1)		$2,364.0

Liabilities
Current liabilities:
Accounts payable	$6.7	$—		$6.7
Income taxes payable	0.6	—		0.6
Accrued interest	17.8	—		17.8
Other accrued liabilities	25.8	—		25.8
Current portion of long-term debt	19.4	—		19.4
Current portion of derivative instruments liability	34.7	—		34.7
Liabilities held for sale	281.1	(281.1	)(b)	—
Other current liabilities	5.7	—		5.7
Total current liabilities	391.8	(281.1)		110.7

Long-term debt	1,098.4	—		1,098.4
Convertible debentures	315.7	—		315.7
Derivative instruments liability	44.6	—		44.6
Deferred income taxes	86.3	—		86.3
Power purchase and fuel supply agreement liabilities, net	31.0	—		31.0
Other non-current liabilities	58.4	—		58.4
Commitments and contingencies	—	—		—
Total liabilities	2,026.2	(281.1)		1,745.1

Equity
Common shares, no par value, unlimited authorized shares; 121,747,980 and 121,323,614 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1,288.9	—		1,288.9
Accumulated other comprehensive loss	(103.7)	—		(103.7)
Retained deficit	(849.4)	61.8	(c)	(787.6)
Total Atlantic Power Corporation shareholders’ equity	335.8	61.8		397.6
Preferred shares issued by a subsidiary company	221.3	—		221.3
Noncontrolling interests held for sale	228.8	(228.8)		—
Total equity	785.9	(167.0)		618.9
Total liabilities and equity	$2,812.1	$(448.1)		$2,364.0

Atlantic Power Corporation

Notes to Unaudited Pro Forma Consolidated Financial Information

1.                    DESCRIPTION OF SALE AND BASIS OF PRESENTATION

As previously reported, on March 31, 2015, Atlantic Power Transmission, Inc. (the “Seller”), a wholly-owned, direct subsidiary of Atlantic Power Corporation (the “Company”), entered into a definitive agreement with TerraForm AP Acquisition Holdings, LLC (the “Buyer”), an affiliate of SunEdison, Inc. (an affiliate of TerraForm Power, Inc.), to sell the Company’s wind generation projects (the “Sale”). On June 26, 2015, the Sale was completed. The Sale took the form of a sale by the Seller of 100% of its direct membership interests in TerraForm AP Holdings, LLC to the Buyer for aggregate cash proceeds of approximately $333 million after estimated transaction fees, transaction-related taxes and other working capital adjustments. The Buyer thereby acquired the Company’s indirect interests in its portfolio of wind generation projects consisting of five operating wind projects in Idaho and Oklahoma and representing 521 MW net ownership: Goshen North (12.5% economic interest), Idaho Wind (27.6% economic interest), Meadow Creek (100% economic interest), Rockland Wind Farm (“Rockland”) (50% economic interest, but consolidated on a 100% basis), and Canadian Hills (99% economic interest) (collectively, the “Wind Projects”). The Sale is reflected in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma consolidated financial information has been prepared based on preliminary estimates and historically filed financial information, as such, the final amounts recorded for the transaction, using the actual closing balances, may differ materially from the information presented herein.

The unaudited pro forma condensed consolidated financial information was prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation. S-X Article 11, and presents the pro forma consolidated financial position and results of operations of Atlantic Power derived from historical information after giving effect to the Sale and adjustments described in these footnotes. The unaudited pro forma condensed consolidated balance sheet is presented as if the Sale was completed on March 31, 2015; and the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 are presented as if the Sale was completed on January 1, 2014.

2.                    PRO FORMA ADJUSTMENTS

Adjustments included in the column labeled “Adjustments” in the unaudited pro forma consolidated financial information, detailed below, represent management’s estimates, based on currently available information, of adjustments effective as if the Sale was completed on March 31, 2015 in the case of the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 2014, in the case of the unaudited pro forma condensed consolidated statements of operations. Actual results could be materially different based on various factors, including but not limited to, tax rates, valuation differences, further information on taxes by jurisdiction, or other factors.

The following notes are referenced in the unaudited pro forma condensed consolidated financial information:

a)	Cash and cash equivalents. Represents the estimated cash proceeds received by Atlantic Power after estimated transaction fees and transaction-related taxes.
b)

Wind Projects Historical Balances. Represents the elimination of the Wind Projects balances included in the historical consolidated financial statements of Atlantic Power as of or for the period indicated.

c)	Accumulated deficit. Represents the estimated gain on sale of the Wind Projects, net of approximately $2.4 million of estimated federal and state taxes.